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                                                                    Exhibit 8.1
                                                                    -----------


                                                              January 8, 1997



Golden Books Family Entertainment, Inc.
Golden Books Publishing Company, Inc.
Golden Books Financing Trust
850 Third Avenue
New York, New York   10022


                           Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

                  We have acted as special United States tax counsel to Golden Books Financing Trust, a statutory business trust organized under the Business Trust Act of the State of Delaware (Chapter 38, Title 12 of the Delaware Code, 12 Del. C. ss.ss. 3801, et seq.) (the "Trust"), Golden Books Publishing Company, Inc., a Delaware corporation ("Golden Books Publishing"), and Golden Books Family Entertainment, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 of the Company and the Trust, filed by the Company, Golden Books Publishing and the Trust with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") (such Registration Statement, as amended at the time of its effectiveness, being hereinafter referred to as the "Registration Statement"), relating to the registration (i) by the Trust of 2,300,000 of the Trust's 8-3/4% Convertible Trust Originated Preferred SecuritiesSM (liquidation amount $50 per preferred security)(the "Preferred Securities"), representing undivided beneficial interests in the assets of the Trust, (ii) by the Company and Golden Books Publishing of $118,556,750 of 8.75% convertible debentures due 2016 (the "Convertible Debentures") and (iii) by the Company of the shares of common stock, par value $.01 per share, of the Company (the "Company Common Stock") issuable upon conversion of the Preferred Securities.

                  We hereby confirm that, although the discussion set forth in the above captioned registration statement under the heading "TAXATION" does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and

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Golden Books Family Entertainment, Inc.
Golden Books Publishing Company, Inc.
Golden Books Financing Trust
January 8, 1997
Page 2



disposition of Preferred Securities, in our opinion such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership and disposition of Preferred Securities, based upon current law. It is possible that contrary positions may be taken by the Internal Revenue Service and that a court may agree with such contrary positions.

                  This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and, except as set forth below, is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person without our prior written consent. We hereby consent to the filing of this opinion with the Commission as
Exhibit 8.1 to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof and applies only to the disclosure under the heading "TAXATION" set forth in the Registration Statement filed as of the date hereof. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

                                                     Very truly yours,

                                                     /s/ Skadden, Arps, Slate,
                                                     Meagher & Flom LLP